EXHIBIT 23.2

             CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

   We consent to the use of our reports dated November 3, 1995, on the combined financial statements of Aviation Sales Company (a division of Aviall Services, Inc.) as of November 30, 1994, and for the year ended December 31, 1993 and the eleven-month period ended November 30, 1994, incorporated by reference in the Registration Statement on Form S-8 of Aviation Sales Company.

   Our report on the combined financial statements refers to a change in the method of accounting for postretirement benefits other than pensions in 1993.

                                       KPMG Peat Marwick LLP

Fort Lauderdale, Florida
June 26, 1996